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As Filed with the Securities and Exchange Commission on May 5, 2016.

Registration Statement No. 333-210533-25

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
            to

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INTERVAL ACQUISITION CORP.
INTERVAL LEISURE GROUP, INC.
(See Table of Additional Registrants)
(Exact name of registrant as specified in its charter)

Interval Acquisition Corp. Delaware (State or other jurisdiction of incorporation or organization)	8600 (Primary Standard Industrial Classification Code Number)	Interval Leisure Group, Inc. Delaware (State or other jurisdiction of incorporation or organization)
36-4189885 (I.R.S. Employer Identification No.)		26-2590997 (I.R.S. Employer Identification Number)

6262 Sunset Drive
Miami, Florida 33143
(305) 666-1861
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Victoria J. Kincke
General Counsel
Interval Leisure Group, Inc.
6262 Sunset Drive
Miami, Florida 33143
(305) 666-1861
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Laurie L. Green, Esq. Holland & Knight LLP 515 East Las Olas Boulevard #1200 Fort Lauderdale, Florida 33301 (954) 468-7808	Michele L. Keusch, Esq. AGC—Securities, Mergers & Acquisitions Interval Leisure Group, Inc. 6262 Sunset Drive Miami, Florida 33143 (305) 666-1861

Approximate date of commencement of proposed exchange offer: As soon as practicable after this registration statement becomes effective.

         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definition of "large accelerated filer," "accelerated filer" and "small reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

         If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

         Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

         Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

 EXPLANATORY NOTE

        This Amendment No. 1 to Interval Acquisition Corp.'s Registration Statement on Form S-4 (Registration No. 333-210533-25) (the "Registration Statement") is being filed for the purpose of making certain changes to Items 20 and 21 of Part II of the Registration Statement and to file certain exhibits to the Registration Statement. No changes or additions are being made hereby to the Prospectus constituting Part I of the Registration Statement (not included herein) or to Items 22 of Part II of the Registration Statement.

 TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter*	Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number
AQUA-ASTON HOLDINGS, INC.	Delaware	7011	87-0799653
AQUA HOSPITALITY LLC	Delaware	7011	46-0641767
AQUA HOTELS AND RESORTS, INC.	Delaware	7011	26-3181909
CDP GP, INC.	Delaware	1531	36-4190833
CERROMAR DEVELOPMENT PARTNERS GP, INC.	Delaware	1531	36-4158824
GRAND ASPEN HOLDINGS, LLC	Delaware	1531	95-4837613
GRAND ASPEN LODGING, LLC	Delaware	1531	95-4351998
HT-HIGHLANDS, INC.	Delaware	1531	36-3978574
HTS-BC, L.L.C.	Delaware	1531	36-3296881
HTS-BEACH HOUSE, INC.	Delaware	1531	36-4097668
HTS-BEACH HOUSE PARTNER, L.L.C.	Delaware	1531	36-4097668
HTS-COCONUT POINT, INC.	Delaware	1531	36-4262309
HTS-GROUND LAKE TAHOE, INC.	Delaware	1531	36-4197178
HTS-KEY WEST, INC.	Delaware	1531	36-3942758
HTS-KW, INC.	Delaware	1531	36-4187262
HTS-LAKE TAHOE, INC.	Delaware	1531	36-3919669
HTS-LOAN SERVICING, INC.	Delaware	1531	36-4206919
HTS-MAIN STREET STATION, INC.	Delaware	1531	36-4351998
HTS-MAUI, L.L.C.	Delaware	1531	45-5601104
HTS-SAN ANTONIO, L.L.C.	Delaware	1531	32-0018843
HTS-SEDONA, INC.	Delaware	1531	36-4290387
HTS-SUNSET HARBOR PARTNER, L.L.C.	Delaware	1531	47-3952343
HTS-WINDWARD POINTE PARTNER, L.L.C.	Delaware	1531	47-3932767
HV GLOBAL GROUP, INC.	Delaware	8699	36-3878044
HV GLOBAL MANAGEMENT CORPORATION	Delaware	6531	36-3950778
HV GLOBAL MARKETING CORPORATION	Florida	6531	65-0459735
HVO KEY WEST HOLDINGS, LLC	Florida	6531	47-5257462
INTERVAL HOLDINGS, INC.	Delaware	8600	06-1428126
INTERVAL INTERNATIONAL, INC.	Florida	8600	59-2367254
INTERVAL RESORT & FINANCIAL SERVICES, INC.	Florida	7380	65-0614258
OWNERS' RESORTS AND EXCHANGE, INC.	Utah	6531	87-0450262
S.O.I. ACQUISITION CORP.	Florida	1531	61-1731501
VACATION OWNERSHIP LENDING GP, INC.	Delaware	6199	36-4190833
VACATION RESORTS INTERNATIONAL	California	6531	95-3700624
VOL GP, INC.	Delaware	6199	36-4190834
WINDWARD POINTE II, L.L.C.	Delaware	1531	35-2556668
WORLDWIDE VACATION & TRAVEL, INC.	Florida	4700	22-2362974
IIC HOLDINGS, INCORPORATED	Delaware	8600	36-4197698
ILG INTERNATIONAL HOLDINGS, INC.	Florida	8600	90-0924055
INTERVAL SOFTWARE SERVICES, LLC	Florida	8600	65-1133709
MANAGEMENT ACQUISITION HOLDINGS, LLC	Delaware	6531	27-3967875
RESORT SALES SERVICES, INC.	Delaware	6531	38-3990004
ILG MANAGEMENT, LLC	Florida	6531	90-0968929
AQUA HOTELS & RESORTS, LLC	Hawaii	7011	65-1163911
DIAMOND HEAD MANAGEMENT LLC	Hawaii	7011	45-2996891
HOTEL MANAGEMENT SERVICES LLC	Hawaii	7011	27-0562444

Exact Name of Registrant as Specified in its Charter*	Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number
KAI MANAGEMENT SERVICES LLC	Hawaii	7011	26-4613508
AQUA HOTELS AND RESORTS OPERATOR LLC	Delaware	7011	37-1697816
AQUA LUANA OPERATOR LLC	Hawaii	7011	81-1847298
AQUA-ASTON HOSPITALITY, LLC	Hawaii	7011	13-4207830
ASTON HOTELS & RESORTS FLORIDA, LLC	Florida	7011	46-3267551
MAUI CONDO AND HOME, LLC	Hawaii	6531	99-0266391
RQI HOLDINGS, LLC	Hawaii	6531	03-0530842
BEACH HOUSE DEVELOPMENT PARTNERSHIP	Florida	1531	65-0680991
CDP INVESTORS, L.P.	Delaware	1531	36-4158822
CERROMAR DEVELOPMENT PARTNERS, L.P., S.E.	Delaware	1531	36-4158825
HTS-SAN ANTONIO, L.P.	Delaware	1531	36-0018843
HTS-SAN ANTONIO, INC.	Delaware	1531	45-0479517
HTS-WILD OAK RANCH BEVERAGE, LLC	Texas	1531	20-1231294
MERIDIAN FINANCIAL SERVICES, INC.	North Carolina	7320	56-1663191
TRADING PLACES INTERNATIONAL, LLC	California	6531	95-2848811
KEY WESTER LIMITED	Florida	1531	36-4204734
MERAGON FINANCIAL SERVICES, INC.	North Carolina	7320	56-2220495
PARADISE VACATION ADVENTURES, LLC	Hawaii	7999	33-0910128
REP HOLDINGS, LTD.	Hawaii	6531	99-0335453
RESORT MANAGEMENT FINANCE SERVICES, INC.	Florida	6159	45-2346663
SUNSET HARBOR DEVELOPMENT PARTNERSHIP	Florida	1531	65-0482474
VACATION OWNERSHIP LENDING, L.P.	Delaware	6199	36-4190846
VOL INVESTORS, L.P.	Delaware	6199	36-4190836

*
For each registrant listed in the table, the address and telephone number of such registrant's principal executive offices and the name, address and telephone number for the agent for service and persons to receive copies are the same as set forth above for Interval Acquisition Corp. and Interval Leisure Group, Inc.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Officers and Directors

Delaware Entities

        The following registrants are corporations incorporated in the state of Delaware: Interval Leisure Group, Inc., Interval Acquisition Corp., Aqua-Aston Holdings, Inc., Aqua Hospitality LLC, Aqua Hotels and Resorts, Inc., Aqua Hotels and Resorts Operator LLC, CDP GP, Inc., CDP Investors, L.P., Cerromar Development Partners GP, Inc., Cerromar Development Partners, L.P., S.E., Grand Aspen Holdings, LLC, Grand Aspen Lodging, LLC, HT-Highlands, Inc., HTS-BC, L.L.C., HTS-Beach House, Inc., HTS-Beach House Partner, L.L.C., HTS-Coconut Point, Inc., HTS-Ground Lake Tahoe, Inc., HTS-Key West, Inc., HTS-KW, Inc., HTS-Lake Tahoe, Inc., HTS-Loan Servicing, Inc., HTS-Main Street Station, Inc., HTS-Maui, L.L.C., HTS-San Antonio, L.P., HTS-San Antonio, L.L.C., HTS-San Antonio, Inc., HTS-Sedona, Inc., HTS-Sunset Harbor Partner, L.L.C., HTS-Windward Pointe Partner L.L.C., HV Global Group, Inc., HV Global Management Corporation, IIC Holdings, Incorporated, Interval Holdings, Inc., Management Acquisition Holdings, LLC, Resort Sales Services, Inc., Vacation Ownership Lending GP, Inc., Vacation Ownership Lending, L.P., VOL GP, Inc., VOL Investors, L.P. and Windward Pointe II, L.L.C.

        Section 145 of the Delaware General corporation Law ("DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (other than an action by or in the right of the corporation—a "derivative action"), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

        The certificates of incorporation of Aqua-Aston Holdings, Inc., HT-Highlands, Inc., HTS-Key West, Inc., HTS-Lake Tahoe, Inc., HV Global Group, Inc., HV Global Management Corporation, IIC Holdings, Incorporated, CDP GP, Inc., Cerromar Development Partners, GP, Inc., HTS-Beach House, Inc., HTS-Coconut Point, Inc., HTS-Ground Lake Tahoe, Inc., HTS-KW, Inc., HTS-Loan Servicing, Inc., HTS-Main Street Station, Inc., HTS-Sedona, Inc., HTS-San Antonio, Inc., Interval Holdings, Inc., Vacation Ownership Lending, GP, Inc. and VOL GP, Inc., the amended and restated certificates of incorporation of Interval Acquisition Corp. and Interval Leisure Group, Inc., and the second amended and restated certificate of incorporation of Aqua Hotels and Resorts, Inc. each provide that no director shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation on liability is not permitted under the DGCL, as now in effect or as amended. Currently, Section 102(b)(7) of the DGCL requires that liability be imposed for the following:

  •
  any breach of the director's duty of loyalty to the corporation or its stockholders;

  •
  any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

  •
  unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and

  •
  any transaction from which the director derived an improper personal benefit.

        The certificates of incorporation of Aqua-Aston Holdings, Inc., IIC Holdings, Incorporated and Interval Holdings, Inc., the amended and restated certificates of incorporation of Interval Leisure Group, Inc. and Interval Acquisition Corp. and the second amended and restated certificate of incorporation of Aqua Hotels and Resorts, Inc. also specifically provide that any repeal or amendment of such indemnification provisions shall not adversely affect the right or protection of a director existing prior to the time of such repeal or amendment.

        The certificates of incorporation of CDP GP, Inc., Cerromar Development Partners GP, Inc., HT-Highlands, Inc., HV Global Group, Inc., HTS-Key West, Inc., HV Global Management Corporation, HTS-Beach House, Inc., HTS-Coconut Point, Inc., HTS-Ground Lake Tahoe, Inc., HTS-KW, Inc., HTS-Lake Tahoe, Inc., HTS-Loan Servicing, Inc., HTS-Main Street Station, Inc., HTS-San Antonio, Inc., HTS-Sedona, Inc., HV Global Management Corporation, Vacation Ownership Lending GP, Inc., VOL GP, Inc. and the second amended and restated certificate of incorporation of Aqua Hotels and Resorts, Inc., provide that they shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify all persons whom it may indemnify pursuant thereto.

        The amended and restated certificate of incorporation of Interval Acquisition Corp. further provides that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law. Interval Holdings, Inc.'s Certificate of Incorporation provides that the corporation shall have the power to provide the foregoing indemnification. Notwithstanding the foregoing, the Interval Acquisition Corp.'s Amended and Restated Certificate of Incorporation further provides that it shall only indemnify persons seeking indemnification as provided in this paragraph in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors.

        The certificate of incorporation of Aqua-Aston Holdings, Inc. provides that the corporation shall indemnify each person who was or is a party or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal administrative or investigative, by reason of the fact that such person, or a person of whom she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise against all expense, liability and loss (including attorneys' fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law. Notwithstanding the foregoing, the certificate of incorporation of Aqua-Aston Holdings, Inc. further provides that it shall only indemnify persons seeking indemnification as provided in this paragraph in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors.

        Interval Leisure Group, Inc.'s Amended and Restated By-laws provide that, to the fullest extent authorized by the DGCL, as now in effect or as amended, it shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation, or by reason of the fact such person, or a person of whom he or she is the legal representative is or was serving, at the corporation's request, as a director, officer, or trustee of another corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise. To the extent authorized by the DGCL, Interval Leisure Group, Inc. will indemnify such persons against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred by such persons in connection with such service. Notwithstanding the foregoing, Interval Leisure Group, Inc. shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by its Board of Directors. IIC Holdings, Incorporated's By-laws provide the same indemnification rights as described in the proceeding sentences with respect to Interval Leisure Group, Inc.'s By-laws.

        Aqua Hotels and Resorts, Inc.'s By-laws provide that it will indemnify the officers and directors against all expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in any action, suit or proceeding, to the extent such amounts may be indemnified under applicable laws, and pay to any officer or director, in advance of the final disposition of any civil or criminal action, suit or proceeding, the expenses incurred by such officer or director in defending such action, suit or proceeding.

        The by-laws of CDP GP, Inc., Cerromar Development Partners GP, Inc., Vacation Ownership Lending GP, Inc. and VOL GP, Inc. provide that officers and directors shall be entitled to the rights of indemnification if by reason of such officer or director's corporate status he is, or is threatened to be made, a party to any threatened, pending or completed proceeding, other than a proceeding by or in the right of the corporation. In this situation, such officer or director will be indemnified against expenses, judgements, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such proceeding or any claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The by-laws of CDP GP, Inc., Cerromar Development Partners GP, Inc., Vacation Ownership Lending GP, Inc. and VOL GP, Inc. further provide that officers and directors shall be entitled to the rights of indemnification if by reason of such officer or director's corporate status he is, or is threatened to be made, a party to any threatened, pending or completed proceeding brought by or in the right of the corporation to procure a judgment in its favor. In this situation, such officer or director will be indemnified against expenses actually and reasonably incurred by him or on his behalf in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Notwithstanding the foregoing, no indemnification against such expenses shall be made in respect of any claim, issue or matter in such proceeding as to which indemnitee shall have been adjudged to be liable to the corporation if applicable law prohibits such indemnification; provided however, that if applicable law so permits, indemnification against expenses shall nevertheless be made by the corporation in such event and only to the extent that the Court of Chancery of the State of Delaware, or in the court in which such proceeding shall have been brought or is pending, shall determine.

        The by-laws of HT-Highlands, Inc., HTS-Beach House, Inc., HTS-Coconut Point, Inc., HTS-Ground Lake Tahoe, Inc., HTS-Key West Inc., HTS-KW, Inc., HTS-Lake Tahoe, Inc., HTS-Loan Servicing, Inc., HTS-Main Street Station, Inc., HTS-San Antonio, Inc. and HTS-Sedona, Inc. provide for indemnification of its officers and directors to the extent permitted by the Delaware General Corporation Law. The bylaws of Interval Acquisition Corp., Interval Holdings, Inc. and Resort Sales Services, Inc. contain no provisions related to indemnification and, accordingly, the indemnification rights of its directors and officers are determined by the provisions described above.

        The second amended and restated limited liability company operating agreement of Grand Aspen Holdings, LLC and the limited liability company operating agreements of Grand Aspen Lodging, LLC, HTS-BC, L.L.C., HTS-Beach House Partner, L.L.C., HTS-Maui, L.L.C., HTS-Sunset Harbor Partner, L.L.C. and HTS-Windward Pointe Partner, L.L.C. provide that no member, officer or director shall be liable to the company or to any member (or to any affiliate thereof), for any losses, claims, damages, liabilities or expenses, including but not limited to reasonable attorney's fees, asserted against or incurred by the respective company or by any member in connection with any action taken or omitted by such member, officer or director within the scope of the authority conferred upon such member, officer or director by the applicable limited liability company agreement or the Delaware LLC act, provided that such member, officer or director shall have acted in good faith and in the belief that such act or omission was in the best interests of the company and that such officer or director shall not have engaged in fraud, willful misconduct or gross negligence and, with respect to any criminal action or proceeding, Grand Aspen Holdings, LLC, Grand Aspen Lodging, LLC and HTS-Maui, L.L.C. provide that such member, officer or director had no reasonable cause to believe his conduct was unlawful. The company indemnifies, holds harmless and agrees to defend each officer and director from and against any damages asserted by any person (whether against the company, the member or such member, director or officer) or otherwise incurred by such member, director or officer by reason of any act performed by such member, director or officer in accordance with the standards set forth above or in enforcing the provisions of the indemnities above. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid out of company funds in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by the member, director or officer to repay such amount unless it shall ultimately be determined that it is entitled to be indemnified by the company.

        The Amended and Restated Limited Liability Company Agreement of Aqua Hospitality LLC and the Limited Liability Company Agreement of Management Acquisition Holdings, LLC provide that the company will indemnify, defend and hold harmless the member, each manager and any and all of the member's affiliates (each an "indemnitee"), to the extent of their assets, for, from and against any liability, damage, cost, expense, loss, claim or judgment incurred by the indemnitee arising out of any claim based upon acts performed or omitted to be performed by the indemnitee in connection with the business of the company, including without limitation, attorneys' fees and costs incurred by the indemnitee in settlement of defense of such claims. Each agreement further provides that notwithstanding the forgoing, no indemnitee shall be so indemnified, defended or held harmless for claims based upon act or omissions in breach of the respective limited liability company agreement or which constitute fraud, gross negligence or willful misconduct.

        The limited liability company operating agreement of Aqua Hotels and Resorts Operator LLC provides that it shall indemnify, defend and hold harmless the managing member and each authorized person from and against any and all claims, demands, liabilities and expenses (including attorneys' fees and any amounts expended in the settlement of any such claim, demand, liability or expense) to the maximum extent permitted under the Delaware LLC Act, except to the extent that any such claims, demands, liabilities or expenses arise as a result of the willful misconduct, gross negligence, intentional disregard of the terms of the LLC Agreement or fraud of the managing member or authorized person of the company, as the case may be. The company shall advance to the indemnified party the amount of such expenses and fees at the time they become due, unless the managing member makes a good faith reasonable determination that such indemnified party will not be entitled to indemnification according to the standard set forth above. If expenses have been advanced to the indemnified party and it is ultimately determined that such indemnified party did not meet the above standard then the amounts to the indemnified party shall be repaid by such indemnified party.

        The limited liability company operating agreements of HTS-San Antonio, L.L.C. and Windward Pointe II, L.L.C. provide that the company shall indemnify, defend and hold harmless the member and the officers from and against any claims, causes of action, costs or expenses, including but not limited to reasonable attorneys fees, asserted against such person or incurred by such person in such capacity arising out of such person's status as such to the fullest extent permitted by law.

        The partnership agreements of CDP Investors, L.P., Cerromar Development Partners, L.P., S.E. and VOL Investors, L.P. contain no provisions related to indemnification and, accordingly, the indemnification rights of the directors and officers are determined by the provisions described above.

        The Partnership Agreement of HTS-San Antonio, L.P. provides that neither the general partner nor any person acting on its behalf pursuant to the Partnership Agreement shall be liable, responsible, or accountable in damages or otherwise to the partnership or to any partner for any acts or omissions performed or omitted to be performed by them within the scope of the authority conferred upon the general partner by the Partnership Agreement and the Delaware Revised Uniform Limited Partnership Act, provided that the general partner's conduct or omission to act was taken in good faith and in the belief that such conduct or omission was in the best interests of the Partnership and, provided further, that the general partner shall not be guilty of fraud, willful misconduct or gross negligence. The partnership will indemnify and hold harmless the general partner and its affiliates and any individual acting on their behalf from any loss, damage, claim or liability including, but not limited to, reasonable attorneys' fees and expenses incurred by them by reason of any act performed by them in accordance with the standards above or in enforcing the provisions of this indemnity, provided, however, no partner shall have any personal liability with respect to the foregoing indemnification liabilities, any such indemnification to be satisfied solely out of the assets of the partnership, it being understood and agreed that a deficit balance in the capital account of a partner shall not be deemed an asset of the partnership for these purposes.

Florida Entities

        The following registrants are business entities formed under Florida law: Aston Hotels & Resorts Florida, LLC, Beach House Development Partnership, HV Global Marketing Corporation, HVO Key West Holdings, LLC, ILG International Holdings, Inc., ILG Management, LLC, International Holdings, Inc., Interval International, Inc., Interval Resort & Financial Services, Inc., Interval Software Services, LLC, Key Wester Limited, Resort Management Finance Services, Inc., S.O.I. Acquisition Corp., Sunset Harbor Development Partnership and Worldwide Vacation & Travel, Inc.

        Under Section 607.0831 of the Florida Business Corporation Act (the "FBCA"), a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act regarding corporate management or policy unless:

  •
  the director breached or failed to perform his duties as a director; and

  •
  the director's breach of, or failure to perform, those duties constitutes:

  •
  a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

  •
  a transaction from which the director derived a direct or indirect improper personal benefit;

  •
  a circumstance under which the liability provisions of §607.0834 relating to unlawful distributions are applicable;

  •
  in a derivative action, conscious disregard for the best interest of the corporation or willful misconduct; or

  •
  in a proceeding other than a derivative action or by a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

        Under Section 607.0850 of the FBCA, a corporation may indemnify any person who was or is a party to any proceeding (other than a derivative action), due to serving as a director, officer, employee, or agent of the corporation or serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against liability incurred in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        In addition, under Section 607.0850 of the FBCA, a corporation may indemnify any person, who was or is a party to any derivative action due to serving as director, officer, employee, or agent of the corporation or serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding. Such indemnification is authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation; however, no indemnification can be made in respect of any matter as to which such person is adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, has determined that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses.

        The FBCA provides that its indemnification and advancement provisions are not exclusive of any other or further indemnification or advancement of expenses arrangements under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, no indemnification or advancement will be made to or on behalf of any director, officer, employee or agent if a final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 regarding unlawful distributions are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a derivative action or in a proceeding by or in the right of a shareholder.

        Under section 608.4229 of the Florida Limited Liability Company Act (FLLCA), a limited liability company may indemnify any member, manager or other person from and against any and all claims and demands unless a final adjudication establishes that the actions, or omissions to act, of such person were material to the cause of action adjudicated and constitute any of the following:

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  a violation of criminal law, unless such person had no reasonable cause to believe such conduct was unlawful;

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  a transaction from which such person derived an improper personal benefit;

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  a circumstance under which the liability provisions of section 608.426 of the FLLCA regarding improper distributions of property and the impairment of capital are applicable; or

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  willful misconduct or a conscious disregard for the best interests of the company in a derivative action or in a proceeding by or in the right of a member.

        The limited liability company operating agreements of Aston Hotels & Resorts Florida, LLC and ILG Management, LLC provide that the company will indemnify, defend and hold harmless the member, each manager and any and all of the member's affiliates (each, an "indemnitee"), to the extent of its assets, against any liability, damage, cost, expense, loss, claim or judgment incurred by the indemnitee arising out of any claim based upon acts performed or omitted to be performed by the indemnitee in connection with the business of the company, including without limitation, attorneys' fees and costs incurred by the indemnitee in settlement or defense of such claims. Notwithstanding the foregoing, no indemnitee shall be so indemnified, defended or held harmless for claims based upon acts or omissions in breach of the company's operating agreement or which constitute fraud, gross negligence or willful misconduct. Amounts incurred by an indemnitee in connection with any action or suit arising out of or in connection with company affairs shall be reimbursed by the company. No indemnitee shall be personally liable, responsible, accountable in damages or otherwise to the company for any act or omission performed or omitted by such indemnitee in connection with the company or its business.

        The Amended and Restated By-laws of Interval International, Inc. require that, to the extent permitted by law, it indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding of any nature, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of any other corporation or enterprise. Such person shall be indemnified against any liability (including but not limited to any obligation to pay a judgment, settlement, penalty, fine, or excise tax assessed with respect to an employee benefit plan), and any expense (including but not limited to counsel fees). These indemnification rights are not exclusive of any other rights to indemnification of liabilities to which such person may be entitled under any written agreement, Board resolution, vote of shareholders or law.

        The Articles of Incorporation and By-laws of Interval Resort & Financial Services, Inc. provide that, to the extent permitted by law, the corporation will indemnify any person, or his heirs, or his personal representative who was or is a party to any proceeding by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The corporation must reimburse a director, officer, employee, or agent for all costs and expenses, including attorneys' fees, reasonably incurred by him in connection with any such liability in the manner provided for by law or in accordance with its By-laws. These indemnification rights are not exclusive of any other indemnification rights to which such person may otherwise be entitled.

        The Amended and Restated Articles of Organization and Operating Agreement of Interval Software Services, LLC provide that it will indemnify any person who was or is a party defendant or is threatened to be made a party defendant to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action) by reason of the fact that he is or was a member, manager, officer, employee or agent of Interval Software Services or is or was serving at its request against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding.

        Interval Software Services will not indemnify or pay the expenses of any person if a judgment establishes that the actions, or omissions to act, of such person were material to the cause of action so adjudicated and constitute any of the following:

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  a violation of criminal law, unless the person had no reasonable cause to believe such conduct was unlawful;

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  a transaction from which such person derived an improper personal benefit;

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  in the case of a member, a circumstance under which the liability provisions for improper distribution of property of the company or impairment of the capital of the company are applicable under Section 608.426 of the Florida Limited Liability Company Act; or

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  willful misconduct or a conscious disregard for the best interests of the company in a derivative action or in a proceeding by or in the right of a member.

        These indemnification rights are not exclusive of any other indemnification rights to which those seeking indemnification may be entitled under the company's Operating Agreement or otherwise.

        The Articles of Incorporation of HV Global Marketing Corporation provide that it will indemnify any officer or director, or any former officer or director, to the fullest extent permitted by law.

        The Limited Liability Company Agreement of HVO Key West Holdings, LLC provides that it will indemnify and hold harmless, to the fullest extent permitted by law, each Member, or any officers, directors, stockholders, partners, employees, affiliates, representatives or agents of any of the Member, and any officer, employee, representative or agent of the Company (each a "Covered Person") from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative ("Claims"), in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the Company or which relates to or arises out of the Company or its property, business or affairs. A Covered Person shall not be entitled to indemnification with respect to (i) any Claim with respect to which such Covered Person has engaged in fraud, willful misconduct, bad faith or gross negligence or (ii) any Claim initiated by such Covered Person unless such Claim (or part thereof) (A) was brought to enforce such Covered Person's rights to indemnification hereunder or (B) was authorized or consented to by the Member. Expenses incurred by a Covered Person in defending any Claim shall be paid by the Company in advance of the final disposition of such Claim upon receipt by the Company of an undertaking by or on behalf of such Covered Person to repay such amount if it shall be ultimately determined that such Covered Person is not entitled to be indemnified by the Company as authorized by the Limited Liability Company Agreement. The Limited Liability Company Agreement further provides that any repeal or modification of the indemnification provisions contained in the Limited Liability Agreement by the Member shall not adversely affect any rights of such Covered Person pursuant to the Limited Liability Company Agreement, including the right to indemnification and to the advancement of expenses of a Covered Person existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification. None of the Covered Persons shall be liable to the Company or any other person for any act or omission (in relation to the Company, its property or the conduct of its business or affairs, the Limited Liability Company Agreement, any related document or any transaction or investment contemplated hereby or thereby) taken or omitted by a Covered Person in the reasonable belief that such act or omission is in or is not contrary to the best interests of the Company and is within the scope of authority granted to such Covered Person by the Agreement, provided such act or omission does not constitute fraud, willful misconduct, bad faith, or gross negligence.

        The Articles of Incorporation of ILG International Holdings, Inc., Resort Management Finance Services, Inc. and S.O.I. Acquisition Corp. provide that they will, to the fullest extent legally permissible under the provisions of the FBCA, indemnify and hold harmless any and all persons whom it shall have power to indemnify under said provisions from and against any and all liabilities (including expenses) imposed upon or reasonably incurred by such person in connection with any action, suit or other proceeding in which such person may be involved or with which such person may be threatened, or other matters referred to in or covered by said provisions both as to action in such person's official capacity and as to action in any other capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent of the corporation. Such indemnification provided shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, Agreement or Resolution adopted by the shareholders entitled to vote thereon after notice.

        The by-laws of ILG International Holdings, Inc., S.O.I. Acquisition Corp. and Resort Management Finance Services, Inc. provide that the corporation shall to the fullest extent permitted by law, indemnify any person who was or is a party or threatened to be made a party to any proceeding by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other corporation or enterprise with respect to liabilities and expenses arising from such proceeding, against any liability (including but not limited to any obligation to pay a judgment, settlement, penalty, fine or excise tax assessed with respect to an employee benefit plan), and any expense (including but not limited to counsel fees) and the corporation shall advance to such person any reasonable expense, where such liability or expense is incurred by such person in connection with any proceeding. The term "Proceeding" includes any threatened, pending or completed action, suit or proceeding of any nature, whether civil, criminal, administrative or investigative. Such rights of indemnification and the advancement of expenses shall not be deemed exclusive of any other rights to indemnification against liabilities or the advancement of expenses to which a party may be entitled under any written agreement, Board resolution, vote of shareholders or law. The corporation shall take any affirmative action necessary to effect such indemnification or advancement of expenses under the requirements of applicable law, including, without limitation, the requirements of Section 607.0850, Florida Statutes.

        The By-laws, as amended, of Worldwide Vacation & Travel, Inc. provide that it will indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether or not a derivative action, by reason of the fact that he is or was a director, officer or employee retained to provide legal counsel to Worldwide Vacation & Travel, or is or was serving at its request as a director, officer or legal counsel of another corporation, partnership, joint venture, trust or other enterprise, against judgments, fines, amounts paid in settlement and expenses, including attorneys' fees, actually and reasonably incurred by him as a result of such proceeding if such person acted in good faith in a manner he reasonably believed to be within the scope of his authority and in the best interest of the corporation and, in any criminal proceeding, without reasonable grounds for belief that such action was unlawful. These indemnification rights are not exclusive of any other indemnification rights to which those seeking indemnification may otherwise be entitled.

        The Agreement of Limited Partnership of Key Wester Limited provides that neither the general partner nor any person acting on its behalf pursuant to such Agreement shall be liable, responsible, or accountable in damages or otherwise to the partnership or to any partner for any acts or omissions performed or omitted to be performed by them within the scope of the authority conferred upon the general partner by the Agreement and the Florida Revised Uniform Partnership Act. The partnership will indemnify and hold harmless the general partner and its affiliates and any individual acting on their behalf from any loss, damage, claim or liability including, but not limited to, attorneys' fees and expenses incurred by them by reason of any act performed by them in accordance with the standards set forth above or in enforcing the provisions of this indemnity.

Hawaii Entities

        The following registrants are business entities organized under Hawaii law: Aqua Hotels & Resorts, LLC, Aqua Luana Operator LLC, Aqua-Aston Hospitality, LLC, Diamond Head Management LLC, Hotel Management Services LLC, Kai Management Services LLC, Maui Condo and Home, LLC, Paradise Vacation Adventures, LLC, RQI Holdings, LLC and REP Holdings, LTD.

        Sections 414-242 through 414-248 of the Hawaii Business Corporation Act (the "HBCA") provide that a corporation may indemnify an individual who is a party to a proceeding because the individual is a director or officer against liability incurred in the proceeding if:

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  the individual conducted himself in good faith, and the individual reasonably believed:

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  in the case of conduct of official capacity, that the individual's conduct was in the best interests of the corporation; and

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  in all other cases, that the individual's conduct was at least not opposed to the best interests of the corporation; and

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  in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful; or

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  the individual engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation.

        A corporation will indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because he was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding.

        Under the HBCA, a corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct described above, or (ii) in connection with any proceeding with respect to conduct for which the director was adjudged liable on the basis that the director received a financial benefit to which the director was not entitled, whether or not involving action in the director's official capacity.

        Hawaii's statutory provisions regarding limited liability companies provide that, unless otherwise set forth in the entity's operating agreement, a member or manager of the company will not be personally liable for any debt, obligation, or liability of the company solely by reason of being or acting as a member or a manager. A member of a limited liability company will be liable in his capacity as a member for all specified debts, obligations, or liabilities of the company; however, if (i) a provision to that effect is contained in the articles of organization, and (ii) a member so liable has consented in writing to the adoption of the provision or to be bound by the provision. Unless otherwise set forth in the entity's operating agreement, a limited liability company will indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property.

        The operating agreement of Aqua Luana Operator LLC provides that it shall indemnify and hold harmless the members holding not less than a majority of all of the membership interests from and against all claims and demands to the maximum extent permitted by the Hawaii Uniform Limited Liability Company Act ("HULLCA").

        The first amended operating agreements of Diamond Head Management LLC, Hotel Management Services LLC and Kai Management Services LLC and the second amended operating agreement of Aqua Hotels & Resorts, LLC provide that they shall indemnify and hold harmless the manager and each officer and agent of the company from and against all claims and demands to the maximum extent permitted by the HULLCA.

        The Articles of Incorporation and By-laws of REP Holdings, Ltd. provide that it will indemnify each person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action) if the person is or was a director, officer, employee or agent of REP Holdings or of any division of the corporation, or is or was serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such person will be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe the person's conduct was unlawful.

        In addition, REP Holdings will indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed derivative action because that person is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification will be made, however, in respect of any matter as to which the person has been adjudged to be liable for negligence or misconduct in the performance of the person's duty to the corporation unless it is determined by court in which the action or suit was brought that, despite the adjudication of liability, the person is fairly and reasonably entitled to indemnity for expenses which the court shall deem proper. These indemnification rights are not exclusive of any other indemnification rights to which such person may otherwise be entitled.

        The amended and restated operating agreements of Aqua-Aston Hospitality, LLC, Maui Condo and Home, LLC and RQI Holdings, LLC provide that the company will indemnify, defend and hold harmless each manager, member, officer, director, stockholder, partner, employee, representative, or agent (each, a "Covered Person") from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Covered Person may be involved, or threatened to be involved, by reason of its management of the affairs of the company or which relates to or arises out of the company or its property, business, or affairs. A Covered Person will not be entitled to indemnification under this provision with respect to any claim in which such Covered Person is found by a court of competent jurisdiction to have engaged in fraud, willful misconduct, bad faith, gross negligence, or breach of a fiduciary duty to the company or any member. No Covered Person is liable to the company or any other person for any act or omission relating to the company and the conduct of its business taken or omitted in good faith by a Covered Person and in the reasonable belief that such act or omission is not contrary to the best interests of the company, provided that such act or omission is not found by a court of competent jurisdiction to constitute fraud, willful misconduct, bad faith, gross negligence, or breach of fiduciary duty to the company or its member(s).

        The HBCA provisions summarized above determine the indemnification rights of its directors and officers of Paradise Vacation Adventures, LLC.

North Carolina Entities

        The following registrants are corporations incorporated in the state of North Carolina: Meragon Financial Services, Inc. and Meridian Financial Services, Inc.

        Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act (the "NCBCA") permit a corporation to indemnify its directors, officers, employees or agents who were, are, or are threatened to be made, a party to any threatened, pending or completed legal action if such director, officer, agent or employee:

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  conducted himself in good faith;

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  reasonably believed that his conduct in his official capacity with the corporation was in the best interests of the corporation or, in all other cases, his conduct at least was not opposed to the corporation's best interests; and

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  in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

        A corporation may not indemnify a director, officer, agent or employee under the statutory scheme in connection with a derivative action in which the director, officer, agent or employee was adjudged liable to the corporation or in connection with a proceeding in which a director, officer, agent or employee was adjudged liable on the basis of having received an improper personal benefit. Unless limited by the corporation's articles of incorporation, the NCBCA requires a corporation to indemnify a director or executive officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which such person was a party because he is or was a director of the corporation against reasonable expenses incurred in connection with the proceeding.

        In addition, Section 55-8-57 of the NCBCA permits a corporation to indemnify or agree to indemnify any of its directors, officers, employees or agents against liability and expenses (including counsel fees) in any proceeding (including derivative actions) arising out of their status as such or their activities in any of such capacities provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses such person may incur on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation.

        Meragon Financial Services, Inc.'s By-laws provide that any person who at any time serves or has served as a director, officer, employee, or agent of Meragon has the right to be indemnified by Meragon to the fullest extent permitted by law against: (i) reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with any threatened, pending completed action, suit or proceedings, whether civil, criminal, administrative, or investigative and whether or not a derivative action, brought by reason of the fact that the person is or was acting as a director, officer, employee, or agent of Meragon, and (ii) reasonable payments made by the person in satisfaction of any judgment, money, decree, fine, penalty or settlement for which the person may have become liable in any such action.

        Meridian Financial Services, Inc.'s Articles of Incorporation contain no provisions regarding indemnification and, accordingly, the provisions of the NCBCA summarized above determine the indemnification rights of its directors and officers.

Texas Entity

        The following registrant is a limited liability company formed in the state of Texas: HTS-Wild Oak Ranch Beverage, LLC.

        Section 101.402 of the Texas Business Organizations Code provides that a Texas limited liability company may

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  indemnify a person;

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  pay in advance or reimburse expenses incurred by a person; and

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  purchase or procure or establish and maintain insurance or another arrangement to indemnify or hold harmless a person.

        For the purposes of Section 101.402 of the Texas Business Organizations Code, a person includes a member, manager, or officer of a limited liability company or an assignee of a membership interest in the company. In addition, Section 101.401 of the Texas Business Organizations Code provides that the company agreement of a limited liability company may expand or restrict any duties, including fiduciary duties, and related liabilities that a member, manager, officer, or other person has to the company or to a member or manager of the company.

        The Regulations of HTS-Wild Oak Ranch Beverage, LLC provide that neither the member, nor any officer, director, manager, partner, principal, equity holder, employee or affiliate of a member or the company, as the case may be, (each, an "indemnified person") shall be liable, responsible or accountable, whether director or indirectly, in contract, tort or otherwise, to the company or to the member (or any affiliate thereof), as applicable, for any losses, claims, damages, liabilities or expenses, including but not limited to, reasonable attorneys' fees (collectively, "Damages") asserted against, suffered or incurred by the company or by the member (or an affiliate thereof) arising out of, relating to or in connection with any action taken or omitted by the indemnified person within the scope of the authority conferred upon such indemnified person by the Regulations or TBOC, provided that such indemnified person shall have acted in good faith and in the belief that such act or omission was in the best interests of the company and, provided further, that such indemnified person shall not have engaged in fraud, willful misconduct or gross negligence. The company indemnifies and holds harmless and agrees to defend each indemnified party from and against any damages asserted by any person (whether against the company, the member or such indemnified person) or otherwise incurred by such indemnified person by reason of any act performed by such by such indemnified person in accordance with the standards above or in enforcing the provisions of the indemnities described above. Notwithstanding anything to the contrary contained in the Regulations, the member shall not have any personal liability with respect to the indemnities set forth above, and any such indemnities shall be satisfied solely out of assets of the company. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid out of Company funds in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by the indemnified person to repay such amount unless it shall ultimately be determined that it is entitled to be indemnified by the company. The Regulations further provide that the exculpation of liability and indemnification provided above shall not be deemed exclusive of any other limitation on liability or rights to which those seeking indemnification may be entitled under any statute, agreement, vote of the member or otherwise.

Utah Entity

        The following registrant is a corporation incorporated in the state of Utah: Owners' Resorts and Exchange, Inc.

        Pursuant to Section 902 of the Utah Revised Business Corporation Act ("URBCA"), a Utah corporation may indemnify a person who is or was a party in any proceeding because the person is or was a director of the corporation against liability incurred with respect to a proceeding if:

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  the conduct of the person was in good faith;

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  the person reasonably believed that such conduct was in, or not opposed to, the best interests of the corporation; and

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  in the case of any criminal proceeding, the person had no reasonable cause to believe the person's conduct was unlawful.

        Section 902 of the URBCA provides that indemnification of a director in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in the proceeding. In addition, the corporation may not indemnify a director in connection with a proceeding in which the director was adjudged liable to the corporation. Pursuant to Section 903 of the URBCA, a Utah corporation, unless limited by its articles of incorporation, must indemnify a director who was successful, on the merits or otherwise, in the defense of any proceeding against reasonable expenses incurred by such person in connection with the proceeding. Pursuant to Section 907 of the URBCA, unless a corporation's articles of incorporation provide otherwise, a Utah corporation may indemnify an officer, employee, fiduciary or agent of the corporation to the same extent as a director.

        The Amended and Restated Articles of Incorporation of Owners' Resorts and Exchange, Inc. provide that directors have no personal liability whatsoever to the corporation or its shareholders for monetary damages for any action taken or any failure to take any action, as a director, except liability for (i) the amount of a financial benefit received by a director to which he or she is not entitled; (ii) an intentional infliction of harm on the corporation or shareholders; (iii) a violation of Utah Code Annotated Section 16-10a-842 or its successor provisions; or (iv) an intentional violation of criminal law.

        The Amended and Restated By-laws of Owners' Resorts and Exchange, Inc. provide that it will indemnify any individual made a party to a proceeding because the individual is or was a director of the corporation, against liability incurred in the proceeding only if such indemnification is both (i) determined permissible and (ii) authorized as set forth below. The corporation shall not indemnify a director unless a determination has been made and payment has been authorized in accordance with certain procedures under the URBCA. Additionally, the individual must demonstrate that his conduct was in good faith, that he reasonably believed that his conduct was in, or not opposed to, the corporation's best interests and in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Owners' Resorts and Exchange, Inc. will not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in his or her official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit. Indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

        In certain circumstances, the corporation will pay reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition. In addition, the board of directors may indemnify and advance expenses to any officer, employee or agent of the corporation who is not a director to any extent consistent with public policy.

California Entities

        The following registrants are business entities organized in the state of California: Trading Places International, LLC and Vacation Resorts International.

        Under Section 17704.08 of the California Revised Uniform Limited Liability Company Act (the "RULLCA"), a limited liability company shall reimburse for any payment made and indemnify for any debt, obligation or other liability incurred by a member of a member-managed limited liability company or the manager of a manager-managed limited liability company in the course of the member's or manager's activities on behalf of the limited liability company, if, in making the payment or incurring the debt, obligation or other liability, the member or manager complied with the fiduciary duties under the RULLCA. Except as provided under the RULLCA, a limited liability company may reimburse for any payment made and may indemnify for any debt, obligation, or other liability incurred by a person not identified in the preceding sentence, including, without limitation, any officer, employee or agent of the limited liability company, in the course of that person's activities on behalf of the limited liability company. A limited liability company may purchase and maintain insurance on behalf of any person against liability asserted against or incurred by that person.

        Under Section 17701.10 of the RULLCA, the operating agreement of a limited liability company may alter or eliminate the indemnification for a member or manager and may eliminate or limit a member or manager's liability to the limited liability company and members for money damages, except for a breach of the duty of loyalty, a financial benefit received by the member or manager to which the member or manager is not entitled, a member's liability for excess distributions, intentional infliction of harm on the limited liability company or a member or an intentional violation of criminal law.

        The Articles of Incorporation and By-laws of Vacation Resorts International contain no provisions related to indemnification and, accordingly, the indemnification rights of its directors and officers are determined by Section 317 of the California Corporations Code.

        The Limited Liability Company Agreement of Trading Places International, LLC provides that it will indemnify, defend and hold harmless the member, each manager and any and all of the member's affiliates to the extent of its assets, for, from and against any liability, damage, cost, expense, loss, claim or judgment incurred by the indemnitee arising out of any claim based upon acts performed or omitted to be performed by the indemnitee in connection with the business of the company, including without limitation, attorneys' fees and costs incurred by the indemnitee in settlement or defense of such claims. Notwithstanding the foregoing, no indemnitee shall be so indemnified, defended or held harmless for claims based upon acts or omissions in breach of the Limited Liability Company Agreement or which constitute fraud, gross negligence, or willful misconduct. Amounts incurred by an indemnitee in connection with any action or suit arising out of or in connection with company affairs shall be reimbursed by the company. In addition, no indemnitee shall be personally liable, responsible, accountable in damages or otherwise to the company for any act or omission performed or omitted by such indemnitee in connection with the company or its business. The member's liability for the debts and obligations of the company is limited as set forth in the RULLCA and other applicable law.

General

        The Company has obtained policies that insure its directors and officers and those of its subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under these policies, the insurer, on behalf of the Company, may also pay amounts for which the Company has granted indemnification to the directors or officers.

Item 21.    Exhibits and Financial Statements Schedules

        See index to exhibits following the signature page hereto.

        The information required by subsection (b) of this item is incorporated by reference to Item 15 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Item 22.    Undertakings

        The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

          (4)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on May 5, 2016.

INTERVAL LEISURE GROUP, INC.
By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert Executive Vice President and Chief Operating Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 5, 2016.

Signature	Title

* Craig M. Nash	Chairman, Chief Executive Officer, President (Principal executive officer) and Director
* Jeanette E. Marbert	Executive Vice President, Chief Operating Officer and Director
* William L. Harvey	Executive Vice President and Chief Financial Officer (Principal financial officer)
* John A. Galea	Senior Vice President, Chief Accounting Officer and Treasurer (Principal accounting officer)
* David Flowers	Director
* Victoria L. Freed	Director
* Chad Hollingsworth	Director

Signature	Title

* Gary S. Howard	Director
* Lewis J. Korman	Director
* Thomas J. Kuhn	Director
* Thomas P. Murphy, Jr.	Director
* Avy H. Stein	Director
* Thomas J. McInerney	Director

*By:	/s/ JEANETTE E. MARBERT
	Name:	Jeanette E. Marbert
Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on May 5, 2016.

INTERVAL ACQUISITION CORP.
By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert Executive Vice President and Chief Operating Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 5, 2016.

Signature	Title

* Craig M. Nash	President, Chief Executive Officer (Principal executive officer) and Director
* William L. Harvey	Executive Vice President, Chief Financial Officer (Principal financial officer) and Director
* John A. Galea	Senior Vice President, Chief Accounting Officer and Treasurer (Principal accounting officer)
* Jeanette E. Marbert	Executive Vice President, Chief Operating Officer and Director

*By:	/s/ JEANETTE E. MARBERT
	Name:	Jeanette E. Marbert
Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on May 5, 2016.

IIC HOLDINGS, INCORPORATED ILG INTERNATIONAL HOLDINGS, INC. RESORT SALES SERVICES, INC.
By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 5, 2016.

Signature	Title

/s/ JEANETTE E. MARBERT Jeanette E. Marbert	President (Principal executive officer) and Director
* John A. Galea	Senior Vice President, Chief Financial Officer, Treasurer (Principal financial officer and principal accounting officer) and Director
* William L. Harvey	Executive Vice President and Director

*By:	/s/ JEANETTE E. MARBERT
	Name:	Jeanette E. Marbert
Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on May 5, 2016.

INTERVAL SOFTWARE SERVICES, LLC MANAGEMENT ACQUISITION HOLDINGS, LLC
By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert President and Chief Operating Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 5, 2016.

Signature			Title

/s/ JEANETTE E. MARBERT Jeanette E. Marbert			President, Chief Operating Officer (Principal executive officer) and Manager
* William L. Harvey			Executive Vice President (Principal financial officer) and Manager
* John A. Galea			Senior Vice President, Secretary (Principal accounting officer) and Manager
*By:	/s/ JEANETTE E. MARBERT
	Name:	Jeanette E. Marbert
Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Asheville, State of North Carolina, on May 5, 2016.

MERAGON FINANCIAL SERVICES, LLC
By:	/s/ GREGORY B. SHEPERD Gregory B. Sheperd President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 5, 2016.

Signature	Title

/s/ GREGORY B. SHEPERD Gregory B. Sheperd	President (Principal executive officer, principal financial officer and principal accounting officer) and Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on May 5, 2016.

MERIDIAN FINANCIAL SERVICES, INC.
By:	/s/ VICTORIA J. KINCKE Victoria J. Kincke Senior Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 5, 2016.

Signature			Title

* Gregory B. Sheperd			President (Principal executive officer)
* John A. Galea			Senior Vice President, Chief Financial Officer, Treasurer (Principal financial officer and principal accounting officer) and Director
* Victoria J. Kincke			Senior Vice President, Secretary and Director
/s/ WILLIAM L. HARVEY William L. Harvey			Director
*By:	/s/ WILLIAM L. HARVEY
	Name:	William L. Harvey
Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on May 5, 2016.

REP HOLDINGS, LTD.
By:	/s/ VICTORIA J. KINCKE Victoria J. Kincke Senior Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 5, 2016.

Signature			Title

* Kelvin M. Bloom			President (Principal executive officer) and Director
* John A. Galea			Senior Vice President, Chief Financial Officer (Principal financial officer and principal accounting officer) and Director
* Victoria J. Kincke			Senior Vice President, Secretary and Director
*By:	/s/ JEANETTE E. MARBERT
	Name:	Jeanette E. Marbert
Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on May 5, 2016.

VACATION OWNERSHIP LENDING, L.P.
By:	Vacation Ownership Lending GP, Inc., as general partner
By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert Executive Vice President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 5, 2016.

Signature			Title

* John Burlingame			President (Principal executive officer)
* William L. Harvey			Executive Vice President (Principal financial officer) and Director
* John A. Galea			Senior Vice President and Treasurer (Principal accounting officer)
/s/ JEANETTE E. MARBERT Jeanette E. Marbert			Executive Vice President and Director
*By:	/s/ JEANETTE E. MARBERT
	Name:	Jeanette E. Marbert
Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on May 5, 2016.

VOL INVESTORS, L.P.
By:	VOL GP, Inc., as general partner
By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert Executive Vice President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 5, 2016.

Signature			Title

* John Burlingame			President (Principal executive officer)
* William L. Harvey			Executive Vice President and Director (Principal financial officer)
* John A. Galea			Senior Vice President and Treasurer (Principal accounting officer)
/s/ JEANETTE E. MARBERT Jeanette E. Marbert			Executive Vice President and Director
*By:	/s/ JEANETTE E. MARBERT
	Name:	Jeanette E. Marbert
Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on May 5, 2016.

AQUA-ASTON HOLDINGS, INC.
By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert Executive Vice President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 5, 2016.

Signature			Title

* Craig M. Nash			Chairman and Director
* Kelvin M. Bloom			President (Principal executive officer)
* John A. Galea			Chief Financial Officer, Treasurer (Principal financial officer and principal accounting officer) and Director
/s/ JEANETTE E. MARBERT Jeanette E. Marbert			Executive Vice President and Director
*By:	/s/ JEANETTE E. MARBERT
	Name:	Jeanette E. Marbert
Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on May 5, 2016.

AQUA HOTELS AND RESORTS, INC.
By:	/s/ JOHN A. GALEA John A. Galea Senior Vice President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 5, 2016.

Signature			Title

* Craig M. Nash			Chairman
* Matthew Bailey			President and Chief Operating Officer (Principal executive officer)
* John A. Galea			Senior Vice President and Manager (Principal financial officer and principal accounting officer)
* Kelvin M. Bloom			Executive Vice President and Manager
*By:	/s/ JEANETTE E. MARBERT
	Name:	Jeanette E. Marbert
Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on May 5, 2016.

INTERVAL HOLDINGS, INC.
By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert Executive Vice President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 5, 2016.

Signature			Title

* Craig M. Nash			President and Director (Principal executive officer)
* John A. Galea			Senior Vice President, Chief Financial Officer, Treasurer (Principal financial officer and principal accounting officer) and Director
/s/ JEANETTE E. MARBERT Jeanette E. Marbert			Executive Vice President and Director
*By:	/s/ JEANETTE E. MARBERT
	Name:	Jeanette E. Marbert
Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on May 5, 2016.

INTERVAL INTERNATIONAL, INC.
By:	/s/ JEANETTE M. MARBERT Jeanette M. Marbert Executive Vice President and Chief Operating Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 5, 2016.

Signature			Title

* Craig M. Nash			Chairman, Chief Executive Officer and Director (Principal executive officer)
* William L. Harvey			Executive Vice President (Principal financial officer)
* John A. Galea			Senior Vice President, Chief Financial Officer (Principal accounting officer) and Director
/s/ JEANETTE E. MARBERT Jeanette E. Marbert			Executive Vice President, Chief Operating Officer and Director
*By:	/s/ JEANETTE E. MARBERT
	Name:	Jeanette E. Marbert
Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on May 5, 2016.

INTERVAL RESORT & FINANCIAL SERVICES, INC.
By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert Executive Vice President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 5, 2016.

Signature			Title

* David C. Gilbert			President (Principal executive officer)
* John A. Galea			Senior Vice President, Chief Financial Officer, Treasurer (Principal financial officer and principal accounting officer) and Director
/s/ JEANETTE E. MARBERT Jeanette E. Marbert			Executive Vice President and Director
* William L. Harvey			Director
*By:	/s/ JEANETTE E. MARBERT
	Name:	Jeanette E. Marbert
Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on May 5, 2016.

OWNERS' RESORTS AND EXCHANGE, INC.
By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert Executive Vice President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 5, 2016.

Signature			Title

* Loren V. Gallagher			President and Chief Executive Officer (Principal executive officer)
* William L. Harvey			Executive Vice President and Director (Principal financial officer)
* John A. Galea			Senior Vice President, Treasurer and Director (Principal accounting officer)
/s/ JEANETTE E. MARBERT Jeanette E. Marbert			Executive Vice President and Director
*By:	/s/ JEANETTE E. MARBERT
	Name:	Jeanette E. Marbert
Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on May 5, 2016.

S.O.I. Acquisition Corp.
By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert Executive Vice President and Chief Operating Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 5, 2016.

Signature			Title

* Craig M. Nash			President, Chief Executive Officer (Principal executive officer) and Director
* William L. Harvey			Executive Vice President, Chief Financial Officer (Principal financial officer) and Director
* John A. Galea			Senior Vice President and Chief Accounting Officer (Principal accounting officer)
/s/ JEANETTE E. MARBERT Jeanette E. Marbert			Executive Vice President, Chief Operating Officer and Director
*By:	/s/ JEANETTE E. MARBERT
	Name:	Jeanette E. Marbert
Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on May 5, 2016.

WORLDWIDE VACATION & TRAVEL, INC.
By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert Executive Vice President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 5, 2016.

Signature			Title

* Craig M. Nash			Chairman and Director
* David C. Gilbert			President (Principal executive officer)
* John A. Galea			Senior Vice President, Chief Financial Officer, Treasurer (Principal financial officer and principal accounting officer) and Director
/s/ JEANETTE E. MARBERT Jeanette E. Marbert			Executive Vice President and Director
*By:	/s/ JEANETTE E. MARBERT
	Name:	Jeanette E. Marbert
Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on May 5, 2016.

AQUA HOSPITALITY LLC
By:	/s/ JOHN A. GALEA John A. Galea Senior Vice President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 5, 2016.

Signature			Title

* Craig M. Nash			Chairman
* Matthew Bailey			President and Chief Operating Officer (Principal executive officer)
* John A. Galea			Senior Vice President and Manager (Principal financial officer and principal accounting officer)
* Kelvin M. Bloom			Executive Vice President and Manager
* Victoria J. Kincke			Senior Vice President, Secretary and Manager
*By:	/s/ JEANETTE E. MARBERT
	Name:	Jeanette E. Marbert
Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on May 5, 2016.

AQUA HOTELS & RESORTS, LLC
By:	Aqua Hospitality LLC, as manager
By:	/s/ JOHN A. GALEA John A. Galea Senior Vice President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 5, 2016.

Signature			Title

* Craig M. Nash			Chairman
* Matthew Bailey			President and Chief Operating Officer (Principal executive officer)
* John A. Galea			Senior Vice President and Manager (Principal financial officer and principal accounting officer)
* Kelvin M. Bloom			Executive Vice President and Manager
* Victoria J. Kincke			Senior Vice President, Secretary and Manager
*By:	/s/ JEANETTE E. MARBERT
	Name:	Jeanette E. Marbert
Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on May 5, 2016.

DIAMOND HEAD MANAGEMENT, LLC HOTEL MANAGEMENT SERVICES, LLC KAI MANAGEMENT SERVICES LLC
By:	Aqua Hospitality LLC, as manager
By:	/s/ JOHN A. GALEA John A. Galea Senior Vice President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 5, 2016.

Signature			Title

* Craig M. Nash			Chairman
* Matthew Bailey			President and Chief Operating Officer (Principal executive officer)
* John A. Galea			Senior Vice President and Manager (Principal financial officer and principal accounting officer)
* Kelvin M. Bloom			Executive Vice President and Manager
* Victoria J. Kincke			Senior Vice President, Secretary and Manager
*By:	/s/ JEANETTE E. MARBERT
	Name:	Jeanette E. Marbert
Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on May 5, 2016.

AQUA HOTELS AND RESORTS OPERATOR LLC AQUA LUANA OPERATOR LLC
By:	Aqua Hospitality LLC, as managing member
By:	/s/ JOHN A. GALEA John A. Galea Senior Vice President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 5, 2016.

Signature			Title

* Craig M. Nash			Chairman
* Matthew Bailey			President and Chief Operating Officer (Principal executive officer)
* John A. Galea			Senior Vice President and Manager (Principal financial officer and principal accounting officer)
* Kelvin M. Bloom			Executive Vice President and Manager
* Victoria J. Kincke			Senior Vice President, Secretary and Manager
*By:	/s/ JEANETTE E. MARBERT
	Name:	Jeanette E. Marbert
Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on May 5, 2016.

AQUA-ASTON HOSPITALITY, LLC ASTON HOTELS & RESORTS, FLORIDA LLC MAUI CONDO AND HOME, LLC RQI HOLDINGS, LLC
By:	/s/ VICTORIA J. KINCKE Victoria J. Kincke Manager

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 5, 2016.

Signature			Title

* Kelvin M. Bloom			Manager (Principal executive officer)
* John A. Galea			Manager (Principal financial officer and principal accounting officer)
* Victoria J. Kincke			Manager
*By:	/s/ JEANETTE E. MARBERT
	Name:	Jeanette E. Marbert
Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on May 5, 2016.

BEACH HOUSE DEVELOPMENT PARTNERSHIP
By:	HTS-Beach House, Inc., as general partner
By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert Executive Vice President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 5, 2016.

Signature			Title

* John Burlingame			President (Principal executive officer)
* John A. Galea			Senior Vice President and Treasurer (Principal accounting officer)
* William L. Harvey			Executive Vice President and Director (Principal financial officer)
/s/ JEANETTE E. MARBERT Jeanette E. Marbert			Executive Vice President and Director
*By:	/s/ JEANETTE E. MARBERT
	Name:	Jeanette E. Marbert
Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on May 5, 2016.

CDP INVESTORS, L.P.
By:	CDP GP, Inc., as general partner
By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert Executive Vice President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 5, 2016.

Signature			Title

* John Burlingame			President (Principal executive officer)
* William L. Harvey			Executive Vice President (Principal financial officer) and Director
* John A. Galea			Senior Vice President and Treasurer (Principal accounting officer)
/s/ JEANETTE E. MARBERT Jeanette E. Marbert			Executive Vice President and Director
*By:	/s/ JEANETTE E. MARBERT
	Name:	Jeanette E. Marbert
Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on May 5, 2016.

CERROMAR DEVELOPMENT PARTNERS, L.P., S.E.
By:	Cerromar Development Partners GP, Inc., as general partner
By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert Executive Vice President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 5, 2016.

Signature			Title

* John Burlingame			President (Principal executive officer)
* William L. Harvey			Executive Vice President (Principal financial officer) and Director
* John A. Galea			Senior Vice President and Treasurer (Principal accounting officer)
/s/ JEANETTE E. MARBERT Jeanette E. Marbert			Executive Vice President and Director
*By:	/s/ JEANETTE E. MARBERT
	Name:	Jeanette E. Marbert
Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on May 5, 2016.

GRAND ASPEN HOLDINGS, LLC GRAND ASPEN LODGING, LLC HTS-MAUI, L.L.C. WINDWARD POINTE II, L.L.C.
By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert Executive Vice President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 5, 2016.

Signature			Title

* John Burlingame			President (Principal executive officer)
* William L. Harvey			Executive Vice President (Principal financial officer)
* John A. Galea			Senior Vice President and Treasurer (Principal accounting officer)
/s/ JEANETTE E. MARBERT Jeanette E. Marbert			Executive Vice President
*By:	/s/ JEANETTE E. MARBERT
	Name:	Jeanette E. Marbert
Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on May 5, 2016.

HTS-B.C., LLC HTS-BEACH HOUSE PARTNER, L.L.C. HTS- SUNSET HARBOR PARTNER, L.L.C. HTS-WINDWARD POINTE PARTNER, L.L.C.
By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert Executive Vice President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 5, 2016.

Signature			Title

* John Burlingame			President (Principal executive officer)
* William L. Harvey			Executive Vice President (Principal financial officer) and Manager
* John A. Galea			Senior Vice President and Treasurer (Principal accounting officer)
/s/ JEANETTE E. MARBERT Jeanette E. Marbert			Executive Vice President and Manager
*By:	/s/ JEANETTE E. MARBERT
	Name:	Jeanette E. Marbert
Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on May 5, 2016.

CDP GP, INC.
CERROMAR DEVELOPMENT PARTNERS GP, INC.
HT-HIGHLANDS, INC.
HTS-BEACH HOUSE, INC.
HTS-COCONUT POINT, INC.
HTS-GROUND LAKE TAHOE, INC.
HTS-KEY WEST, INC.
HTS-KW, INC.
HTS-LAKE TAHOE, INC.
HTS-LOAN SERVICING, INC.
HTS-MAIN STREET STATION, INC.
HTS-SEDONA, INC.
HV GLOBAL MANAGEMENT CORPORATION
HV GLOBAL MARKETING CORPORATION
VACATION OWNERSHIP LENDING GP, INC.
VOL GP, INC.
By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert Executive Vice President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 5, 2016.

Signature			Title

* John Burlingame			President (Principal executive officer)
* William L. Harvey			Executive Vice President (Principal financial officer) and Director
* John A. Galea			Senior Vice President and Treasurer (Principal accounting officer)
/s/ JEANETTE E. MARBERT Jeanette E. Marbert			Executive Vice President and Director
*By:	/s/ JEANETTE E. MARBERT
	Name:	Jeanette E. Marbert
Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on May 5, 2016.

HTS-SAN ANTONIO, INC.
By:	/s/ VICTORIA J. KINCKE Victoria J. Kincke Senior Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 5, 2016.

Signature			Title

* John Burlingame			President (Principal executive officer)
/s/ WILLIAM L. HARVEY William L. Harvey			Executive Vice President (Principal financial officer) and Director
* John A. Galea			Senior Vice President and Treasurer (Principal accounting officer)
* Victoria J. Kincke			Senior Vice President, Secretary and Director
*By:	/s/ WILLIAM L. HARVEY
	Name:	William L. Harvey
Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on May 5, 2016.

TRADING PLACES INTERNATIONAL, LLC
By:	/s/ VICTORIA J. KINCKE Victoria J. Kincke Senior Vice President and Secretary
PARADISE VACATION ADVENTURES, LLC
By:	Trading Places International, LLC, as sole member
By:	/s/ VICTORIA J. KINCKE Victoria J. Kincke Senior Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 5, 2016.

Signature	Title

* Loren V. Gallagher	President and Chief Executive Officer (Principal executive officer)
/s/ WILLIAM L. HARVEY William L. Harvey	Executive Vice President (Principal financial officer) and Director
* John A. Galea	Senior Vice President, Treasurer (Principal accounting officer) and Director
* Victoria J. Kincke	Senior Vice President, General Counsel, Secretary and Director

*By:	/s/ WILLIAM L. HARVEY
	Name:	William L. Harvey
Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on May 5, 2016.

HTS-SAN ANTONIO, L.L.C.
By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert Executive Vice President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 5, 2016.

Signature	Title

* John Burlingame	President (Principal executive officer)
* William L. Harvey	Executive Vice President (Principal financial officer)
* John A. Galea	Senior Vice President and Treasurer (Principal accounting officer)
/s/ JEANETTE E. MARBERT Jeanette E. Marbert	Executive Vice President

*By:	/s/ JEANETTE E. MARBERT
	Name:	Jeanette E. Marbert
Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on May 5, 2016.

HTS-SAN ANTONIO, L.P.
By:	HTS-San Antonio, Inc., as general partner
By:	/s/ VICTORIA J. KINCKE Victoria J. Kincke Senior Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 5, 2016.

Signature	Title

* John Burlingame	President (Principal executive officer)
/s/ WILLIAM L. HARVEY William L. Harvey	Executive Vice President (Principal financial officer)
* John A. Galea	Senior Vice President and Treasurer (Principal accounting officer)
* Victoria J. Kincke	Senior Vice President and Secretary

*By:	/s/ WILLIAM L. HARVEY
	Name:	William L. Harvey
Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on May 5, 2016.

HTS-WILD OAK RANCH BEVERAGE, LLC
By:	/s/ VICTORIA J. KINCKE Victoria J. Kincke Senior Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 5, 2016.

Signature	Title

/s/ WILLIAM L. HARVEY William L. Harvey	President (Principal executive officer, principal financial officer and principal accounting officer) and Manager
/s/ VICTORIA J. KINCKE Victoria J. Kincke	Senior Vice President, Secretary and Manager

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on May 5, 2016.

HV GLOBAL GROUP, INC.
By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert Executive Vice President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 5, 2016.

Signature			Title

* John Burlingame			President (Principal executive officer)
* William L. Harvey			Executive Vice President (Principal financial officer) and Director
* John A. Galea			Senior Vice President, Treasurer (Principal accounting officer) and Director
/s/ JEANETTE E. MARBERT Jeanette E. Marbert			Executive Vice President and Director
*By:	/s/ JEANETTE E. MARBERT
	Name:	Jeanette E. Marbert
Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on May 5, 2016.

ILG MANAGEMENT, LLC
By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert Manager

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 5, 2016.

Signature			Title

/s/ JEANETTE E. MARBERT Jeanette E. Marbert			Manager (Principal executive officer)
* William L. Harvey			Manager (Principal financial officer)
* John A. Galea			Manager (Principal accounting officer)
*By:	/s/ JEANETTE E. MARBERT
	Name:	Jeanette E. Marbert
Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on May 5, 2016.

KEY WESTER LIMITED
By:	HTS-KW, Inc., as general partner
By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert Executive Vice President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 5, 2016.

Signature			Title

* John Burlingame			President (Principal executive officer)
* William L. Harvey			Executive Vice President (Principal financial officer) and Director
* John A. Galea			Senior Vice President and Treasurer (Principal accounting officer)
/s/ JEANETTE E. MARBERT Jeanette E. Marbert			Executive Vice President and Director
*By:	/s/ JEANETTE E. MARBERT
	Name:	Jeanette E. Marbert
Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on May 5, 2016.

RESORT MANAGEMENT FINANCE SERVICES, INC.
By:	/s/ MICHELE KEUSCH Michele Keusch President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 5, 2016.

Signature			Title

/s/ MICHELE KEUSCH Michele Keusch			President (Principal executive officer) and Director
* Jill Tilton Silverman			Treasurer (Principal financial officer and principal accounting officer) and Director
/s/ VICTORIA J. KINCKE Victoria J. Kincke			Secretary and Director
*By:	/s/ JEANETTE E. MARBERT
	Name:	Jeanette E. Marbert
Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on May 5, 2016.

HVO KEY WEST HOLDINGS, LLC
By:	HV Global Marketing Corporation, its sole member
By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert Executive Vice President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 5, 2016.

Signature			Title

* John Burlingame			President (Principal executive officer)
* William L. Harvey			Executive Vice President (Principal financial officer) and Director
* John A. Galea			Senior Vice President (Principal accounting officer) and Treasurer
/s/ JEANETTE E. MARBERT Jeanette E. Marbert			Executive Vice President and Director
*By:	/s/ JEANETTE E. MARBERT
	Name:	Jeanette E. Marbert
Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on May 5, 2016.

SUNSET HARBOR DEVELOPMENT PARTNERSHIP
By:	HTS-Key West, Inc., as general partner
By:	/s/ JEANETTE E. MARBERT Jeanette E. Marbert Executive Vice President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 5, 2016.

Signature			Title

* William L. Harvey			Executive Vice President (Principal executive officer and principal financial officer) and Director
* John A. Galea			Senior Vice President and Treasurer (Principal accounting officer)
/s/ JEANETTE E. MARBERT Jeanette E. Marbert			Executive Vice President and Director
*By:	/s/ JEANETTE E. MARBERT
	Name:	Jeanette E. Marbert
Attorney-in-Fact

 EXHIBIT INDEX

Exhibit		Description	Incorporated By Reference Location
2.1		Business Transfer Deed, dated August 3, 2013, among CLC Resort Management Limited, Gorvines Limited, VRI Europe Limited and the other parties thereto	ILG's Quarterly Report on Form 10-Q filed on November 5, 2013

2.2		Equity Interest Purchase Agreement, dated May 6, 2014 among Hyatt Corporation, HTS-Aspen, L.L.C., S.O.I. Acquisition Corp. and Interval Leisure Group.	ILG's Quarterly Report on Form 10-Q filed on August 6, 2014

2.3		Agreement and Plan of Merger, dated as of October 27, 2015, by and among Interval Leisure Group, Inc., Iris Merger Sub, Inc., Starwood Hotels & Resorts Worldwide, Inc. and Vistana Signature Experiences, Inc.	Exhibit 2.1 to the Current Report on Form 8-K/A filed by Starwood Hotels & Resorts Worldwide, Inc. on November 3, 2015

2.4		Separation Agreement, dated as of October 27, 2015, by and among Interval Leisure Group, Inc., Starwood Hotels & Resorts Worldwide, Inc. and Vistana Signature Experiences, Inc.	Exhibit 2.2 to the Current Report on Form 8-K/A filed by Starwood Hotels & Resorts Worldwide, Inc. on November 3, 2015

3.1		Amended and Restated Certificate of Incorporation of Interval Leisure Group, Inc.	ILG's Current Report on Form 8-K filed on August 25, 2008

3.2		Fourth Amended and Restated By-laws of Interval Leisure Group, Inc.	ILG's Current Report on Form 8-K filed on December 12, 2014

3.3		Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of Interval Leisure Group, Inc.	ILG's Quarterly Report on Form 10-Q filed on August 11, 2009

3.4	**	Certificate of Incorporation of Vacation Holdings Hawaii, Inc. (now Aqua-Aston Holdings, Inc.)

3.5	*	By-laws of Vacation Holdings Hawaii, Inc. (now Aqua-Aston Holdings, Inc.)

3.6	*	Certificate of Formation of Aqua Hospitality LLC

3.7	*	Amended and Restated Limited Liability Company Agreement of Aqua Hospitality LLC

3.8	*	Articles of Organization of Aqua Hotels & Resorts, LLC

3.9	*	Second Amended Operating Agreement of Aqua Hotels & Resorts, LLC

3.10	*	Second Amended and Restated Certificate of Incorporation of Aqua Hotels and Resorts, Inc.

3.11	*	By-laws of Aqua Hotels and Resorts, Inc.

3.12	*	Certificate of Formation of Aqua Hotels and Resorts Operator LLC

Exhibit		Description	Incorporated By Reference Location
3.13	*	Limited Liability Company Agreement of Aqua Hotels and Resorts Operator LLC

3.14	*	Articles of Organization of Aqua Luana Operator LLC

3.15	*	Operating Agreement of Aqua Luana Operator LLC

3.16	**	Articles of Organization of ResortQuest Hawaii, LLC (now Aqua-Aston Hospitality, LLC)

3.17		Amended and Restated Operating Agreement of ResortQuest Hawaii, LLC (now Aqua-Aston Hospitality, LLC)	ILG's Registration Statement on Form S-4 filed on October 3, 2008

3.18	*	Articles of Organization of Aston Hotels & Resorts Florida, LLC

3.19	*	Operating Agreement of Aston Hotels & Resorts Florida, LLC

3.20	*	Certificate of Incorporation of CDP GP, Inc.

3.21	*	By-laws of CDP GP, Inc.

3.22	*	Certificate of Limited Partnership of CDP Investors, L.P.

3.23	*	Agreement of Limited Partnership of CDP Investors, L.P.

3.24	*	Certificate of Incorporation of Cerromar Development Partners GP, Inc.

3.25	*	By-laws of Cerromar Development Partners GP, Inc.

3.26	*	Certificate of Limited Partnership of Cerromar Development Partners, L.P., S.E.

3.27	*	Agreement of Limited Partnership of Cerromar Development Partners, L.P., S.E.

3.28	*	Articles of Organization of Diamond Head Management LLC

3.29	*	First Amended Operating Agreement of Diamond Head Management LLC

3.30	*	Certificate of Formation of Grand Aspen Holdings, LLC

3.31	*	Second Amended and Restated Limited Liability Company Operating Agreement of Grand Aspen Holdings, LLC

3.32	*	Certificate of Formation of Grand Aspen Lodging, LLC

3.33	*	Limited Liability Company Operating Agreement of Grand Aspen Lodging, LLC

3.34	*	Reserved

3.35	*	Reserved

3.36	*	Articles of Organization of Hotel Management Services LLC

Exhibit		Description	Incorporated By Reference Location
3.37	*	First Amended Operating Agreement of Hotel Management Services LLC

3.38	*	Certificate of Incorporation of H-Sub 68, Inc. (now HT-Highlands, Inc.)

3.39	*	By-laws of HT-Highlands, Inc.

3.40	*	Certificate of Formation of HTS-BC, L.L.C.

3.41	*	Limited Liability Company Operating Agreement of HTS-BC, L.L.C.

3.42	*	Certificate of Incorporation of HTS-Beach House, Inc.

3.43	*	By-laws of HTS-Beach House, Inc.

3.44	*	Certificate of Formation of HTS-Beach House Partner, L.L.C.

3.45	*	Limited Liability Company Operating Agreement of HTS-Beach House Partner, L.L.C.

3.46	*	Certificate of Incorporation of HTS-Coconut Point, Inc.

3.47	*	By-laws of HTS-Coconut Point, Inc.

3.48	*	Certificate of Incorporation of HTS-Ground Lake Tahoe, Inc.

3.49	*	By-laws of HTS-Ground Lake Tahoe, Inc.

3.50	*	Certificate of Incorporation of H-Sub 65, Inc. (now HTS-Key West, Inc.)

3.51	**	By-laws of HTS-Key West, Inc.

3.52	*	Certificate of Incorporation of HTS-KW, Inc.

3.53	*	By-laws of HTS-KW, Inc.

3.54	*	Certificate of Incorporation of HT-New Dulles Airport Hotel, Inc. (now HTS-Lake Tahoe, Inc.)

3.55	*	By-laws of HTS-Lake Tahoe, Inc.

3.56	*	Certificate of Incorporation of HTS-Loan Servicing, Inc.

3.57	*	By-laws of HTS-Loan Servicing, Inc.

3.58	*	Certificate of Incorporation of HTS-Main Street Station, Inc.

3.59	*	By-laws of HTS-Main Street Station, Inc.

3.60	*	Certificate of Formation of HTS-Maui, L.L.C.

3.61	*	Limited Liability Company Operating Agreement of HTS-Maui, L.L.C.

3.62	*	Certificate of Incorporation of HTS-San Antonio, Inc.

3.63	*	By-laws of HTS-San Antonio, Inc

Exhibit		Description	Incorporated By Reference Location
3.64	*	Certificate of Formation of HTS-San Antonio, L.L.C.

3.65	*	Operating Agreement of HTS-San Antonio, L.L.C.

3.66	*	Certificate of Limited Partnership of HTS-San Antonio, L.P.

3.67	*	Agreement of Limited Partnership of HTS-San Antonio, L.P.

3.68	*	Certificate of Incorporation of HTS-Sedona, Inc.

3.69	*	By-laws of HTS-Sedona, Inc.

3.70	*	Certificate of Formation of HTS-Sunset Harbor Partner, L.L.C.

3.71	*	Limited Liability Company Operating Agreement of HTS-Sunset Harbor Partner, L.L.C.

3.72	*	Articles of Organization of HTS-Wild Oak Ranch Beverage, LLC

3.73	*	Regulations of HTS-Wild Oak Ranch Beverage, LLC

3.74	*	Certificate of Formation of HTS-Windward Pointe Partner, L.L.C.

3.75	*	Limited Liability Company Operating Agreement of HTS-Windward Pointe Partner, L.L.C.

3.76	*	Certificate of Incorporation of H-Sub 54, Inc. (now HV Global Group, Inc.)

3.77	*	By-laws of Hyatt Vacation Ownership, Inc. (now HV Global Group, Inc.)

3.78	*	Certificate of Incorporation of H-Sub 67, Inc. (now HV Global Management Corporation)

3.79	*	By-laws of Hyatt Vacation Management Corporation (now HV Global Management Corporation)

3.80	*	Articles of Incorporation of Key West Vacation Marketing Company (now HV Global Marketing Corporation)

3.81	*	By-laws of Key West Vacation Marketing Company (now HV Global Marketing Corporation)

3.82		Reserved

3.83	*	Articles of Organization of HVO Key West Holdings, LLC

3.84	*	Limited Liability Company Agreement of HVO Key West Holdings, LLC

3.85		Certificate of Incorporation of Interval International, Inc. (now IIC Holdings, Incorporated)	ILG's Registration Statement on Form S-4 filed on October 3, 2008

Exhibit		Description	Incorporated By Reference Location
3.86		By-laws of Interval International, Inc. (now IIC Holdings, Incorporated)	ILG's Registration Statement on Form S-4 filed on October 3, 2008

3.87	*	Articles of Incorporation of ILG International Holdings, Inc.

3.88	*	By-laws of ILG International Holdings, Inc.

3.89	*	Articles of Organization of ILG Management, LLC

3.90	*	Operating Agreement of ILG Management, LLC

3.91		Certificate of Incorporation of Interval Holdings, Inc.	ILG's Registration Statement on Form S-4 filed on October 3, 2008

3.92		By-laws of Interval Holdings, Inc.	ILG's Registration Statement on Form S-4 filed on October 3, 2008

3.93		Articles of Incorporation of New Interval International, Inc. (now Interval International, Inc.)	ILG's Registration Statement on Form S-4 filed on October 3, 2008

3.94	*	Amended and Restated By-laws of Interval International, Inc.

3.95		Articles of Incorporation of Tenstar Corporation (now Interval Resort & Financial Services, Inc.)	ILG's Registration Statement on Form S-4 filed on October 3, 2008

3.96		By-laws of Tenstar Corporation (now Interval Resort & Financial Services, Inc.)	ILG's Registration Statement on Form S-4 filed on October 3, 2008

3.97		Amended and Restated Articles of Organization of Interval Software Services, LLC	ILG's Registration Statement on Form S-4 filed on October 3, 2008

3.98		Operating Agreement of Resort Solutions, LLC (now Interval Software Services, LLC)	ILG's Registration Statement on Form S-4 filed on October 3, 2008

3.99	*	Articles of Organization Kai Management Services LLC

3.100	*	First Amended Operating Agreement of Kai Management Services LLC

3.101	*	Certificate of Partnership of Key Wester Limited

3.102	*	Agreement of Limited Partnership of Key Wester Limited

3.103	**	Amended and Restated Articles of Organization of ResortQuest Real Estate of Hawaii, LLC (now Maui Condo and Home, LLC)

Exhibit		Description	Incorporated By Reference Location
3.104		Amended and Restated Operating Agreement of ResortQuest Real Estate of Hawaii, LLC (now Maui Condo and Home, LLC)	ILG's Registration Statement on Form S-4 filed on October 3, 2008

3.105	*	Certificate of Formation of TPI Acquisition Holdings, LLC (now Management Acquisition Holdings, LLC)

3.106	*	Limited Liability Company Agreement of TPI Acquisition Holdings, LLC (now Management Acquisition Holdings, LLC)

3.107		Articles of Incorporation of Meragon Financial Services, Inc.	ILG's Registration Statement on Form S-4 filed on October 3, 2008

3.108		By-laws of Meragon Financial Services, Inc.	ILG's Registration Statement on Form S-4 filed on October 3, 2008

3.109		Articles of Incorporation of Meridian Financial Services, Inc.	ILG's Registration Statement on Form S-4 filed on October 3, 2008

3.110		By-laws of Meridian Financial Services, Inc.	ILG's Registration Statement on Form S-4 filed on October 3, 2008

3.111	*	Amended and Restated Articles of Incorporation of Owners' Resorts and Exchange, Inc.

3.112	*	Amended and Restated By-laws of Owners' Resorts and Exchange, Inc.

3.113	*	Articles of Organization of Paradise Vacation Adventures, LLC

3.114	*	Articles of Incorporation of ICR Finance Services, Inc. (now Resort Management Finance Services, Inc.)

3.115	*	By-laws of ICR Finance Services, Inc. (now Resort Management Finance Services, Inc.)

3.116		Articles of Incorporation of REP Holdings, Ltd.	ILG's Registration Statement on Form S-4 filed on October 3, 2008

3.117		By-laws of REP Holdings, LTD.	ILG's Registration Statement on Form S-4 filed on October 3, 2008

3.118	*	Certificate of Incorporation of Resort Sales Services, Inc.

3.119	*	By-laws of Resort Sales Services, Inc.

3.120		Amended and Restated Articles of Organization of RQI Holdings, LLC	ILG's Registration Statement on Form S-4 filed on December 24, 2008

Exhibit		Description	Incorporated By Reference Location
3.121		Amended and Restated Operating Agreement of RQI Holdings, LLC	ILG's Registration Statement on Form S-4 filed on October 3, 2008

3.122	*	Articles of Incorporation of S.O.I. Acquisition Corp.

3.123	*	By-laws of S.O.I. Acquisition Corp.

3.124	*	Articles of Incorporation of Laguna Niguel Travel, Inc. (now Trading Places International, LLC)

3.125	*	Limited Liability Company Agreement of Trading Places International, LLC

3.126	*	Certificate of Incorporation of Vacation Ownership Lending GP, Inc.

3.127	*	By-laws of Vacation Ownership Lending GP, Inc.

3.128	*	Certificate of Limited Partnership of Vacation Ownership Lending, L.P.

3.129	*	Articles of Incorporation of Vacation Resorts International

3.130	*	By-laws of Vacation Resorts International

3.131	*	Certificate of Incorporation of VOL GP, Inc.

3.132	*	By-laws of VOL GP, Inc.

3.133	*	Certificate of Limited Partnership of VOL Investors, L.P.

3.134	*	Agreement of Limited Partnership of VOL Investors, L.P.

3.135	*	Certificate of Formation of Windward Pointe II, L.L.C.

3.136	*	Operating Agreement of Windward Pointe II, L.L.C.

3.137		Articles of Incorporation of Interval Travel, Inc. (now Worldwide Vacation & Travel, Inc.)	ILG's Registration Statement on Form S-4 filed on October 3, 2008

3.138		By-laws of Interval Travel, Inc. (now Worldwide Vacation & Travel, Inc.)	ILG's Registration Statement on Form S-4 filed on October 3, 2008

4.1		Rights Agreement dated as of June 10, 2009, between Interval Leisure Group, Inc. and the Bank of New York Mellon, as Rights Agent, which includes the Form of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock as Exhibit A, the Form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Stock as Exhibit C	ILG's Current Report on Form 8-K filed on June 11, 2009

4.2		Indenture, dated April 10, 2015, among Interval Acquisition Corp., Interval Leisure Group, Inc., the other Guarantors party thereto and HSBC Bank USA, National Association	ILG's Current Report on Form 8-K filed on April 10, 2015

Exhibit		Description	Incorporated By Reference Location
4.3		Registration Rights Agreement among Interval Acquisition Corp., Interval Leisure Group, Inc., the other Guarantors party thereto, and Wells Fargo Securities, LLC, dated April 10, 2015	ILG's Current Report on Form 8-K filed on April 10, 2015

4.4		Form of 5.625% Senior Note due 2023	Exhibit A to Exhibit 4.2

5.1	**	Opinion of Holland & Knight LLC

12.1	*	Computation of Ratio of Earnings to Fixed Charges

21.1		Subsidiaries of Interval Leisure Group, Inc.	ILG's Annual Report on Form 10-K filed on February 26, 2016

23.1	*	Consent of Ernst & Young LLP

23.2	*	Consent of Ernst & Young LLP

23.3	**	Consent of Holland & Knight LLP (included in Exhibit 5.1)

25.1	*	Form T-1 Statement of Eligibility of The Bank of New York Mellon to act as Trustee

99.1	*	Letter of Transmittal

99.2	*	Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.3	*	Letter to Clients

†
Reflects management contracts and management and director compensatory plans

*
Previously Filed

**
Filed Herewith

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EXPLANATORY NOTE
TABLE OF ADDITIONAL REGISTRANTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 20. Indemnification of Officers and Directors
  Item 21. Exhibits and Financial Statements Schedules
  Item 22. Undertakings
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